Exhibit 99.2

First Financial Bank Building 400 Pine Street, Ste. 600, Abilene, TX 79601 325.672.4000 / 800.588.2525 / f: 325.672.7049 www.dkcpa.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

TwinCo, Inc. and Subsidiary

We have audited the accompanying consolidated statement of financial condition of TwinCo, Inc. and Subsidiary (TwinCo) as of December 31, 2016 and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the year ended December 31, 2016. TwinCo’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TwinCo, Inc. and Subsidiary as of December 31, 2016 and the results of their operations and their cash flows for the year ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The consolidating schedules have been subjected to audit procedures performed in conjunction with the audit of TwinCo’s financial statements. The consolidating schedules are the responsibility of the Company's management. Our audit procedures included determining whether the consolidating schedules reconcile to the consolidated financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the consolidating schedules. In forming our opinion on the consolidating schedules, we evaluated whether the consolidating schedules, including their form and content, are presented in conformity with accounting principles generally accepted in the United States of America. In our opinion, the consolidating schedules are fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

Certified Public Accountants

Abilene, Texas

September 26, 2017

TwinCo, Inc. and Subsidiary

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

December 31, 2016

(dollars in thousands, except per share amounts)

ASSETS
Cash and due from banks	$1,246
Interest-bearing deposits in banks	3,643
Total cash and cash equivalents	4,889

Certificates of deposit in banks	250
Investment securities available for sale	34,568
Federal Home Loan Bank stock	111
Loans, net of allowance for loan losses of $1,420	51,382
Accrued interest receivable	688
Premises and equipment, net	1,171
Cash surrender value of life insurance	175
Goodwill	422
Other assets	73

Total assets	$93,729

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits
Noninterest-bearing	$20,162
Interest-bearing	59,494
Total deposits	79,656

Accrued expenses and other liabilities	107
Total liabilities	79,763

Stockholders' equity
Common stock - $1.00 par value; 100,000 shares authorized; 76,000 shares issued; 40,055 shares outstanding	76
Additional paid-in capital	1,560
Treasury stock - 35,945 shares at cost	(1,197)
Retained earnings	14,079
Accumulated other comprehensive loss	(552)
Total stockholders' equity	13,966

Total liabilities and stockholders' equity	$93,729

The accompanying notes are an integral part of this consolidated statement.

TwinCo, Inc. and Subsidiary

CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31, 2016

(dollars in thousands, except per share amounts)

Interest and dividend income
Loans, including fees	$3,631
Investment securities available for sale	627
Federal Home Loan and Federal Reserve stock dividends	3
Interest-bearing deposits in banks	22
Total interest and dividend income	4,283

Interest expense
Deposits	145
Borrowed funds	4
Total interest expense	149

Net interest income	4,134

Provision (credit) for loan losses	(86)

Net interest income after provision for loan losses	4,220

Noninterest income
Service charges on deposit accounts	108
Interchange and ATM fees	132
Appreciation in cash value of life insurance	8
Net gain on sale of securities available for sale	5
Other noninterest income	42
Total noninterest income	295

Noninterest expense
Salaries and employee benefits	1,362
Occupancy and equipment	196
Data processing and software	214
Advertising and marketing	206
Federal insurance premiums	73
Postage	27
Legal, accounting and examination fees	143
Other noninterest expense	312
Total noninterest expense	2,533

NET INCOME	$1,982

EARNINGS PER SHARE	$49.48

The accompanying notes are an integral part of this consolidated statement.

TwinCo, Inc. and Subsidiary

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Year Ended December 31, 2016

(dollars in thousands)

Net income	$1,982

Other comprehensive loss

Change in unrealized gain/loss on securities available for sale	(379)
Reclassification adjustment for net gain on sale of securities available for sale realized in net income	(5)

Total other comprehensive loss	(384)

TOTAL COMPREHENSIVE INCOME	$1,598

The accompanying notes are an integral part of this consolidated statement.

TwinCo, Inc. and Subsidiary

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

Year Ended December 31, 2016

(dollars in thousands, except per share amounts)

					Accumulated
					other
	Common	Additional	Treasury	Retained	comprehensive
	stock	paid-in capital	stock	earnings	loss	Total

Balance at December 31, 2015	$76	$1,560	$(1,197)	$13,539	$(168)	$13,810

Net income	-	-	-	1,982	-	1,982

Other comprehensive loss	-	-	-	-	(384)	(384)

Cash dividends paid ($36.00 per share)	-	-	-	(1,442)	-	(1,442)

Balance at December 31, 2016	$76	$1,560	$(1,197)	$14,079	$(552)	$13,966

The accompanying notes are an integral part of this consolidated statement.

TwinCo, Inc. and Subsidiary

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2016

(dollars in thousands)

Cash flows from operating activities
Net income	$1,982
Adjustments to reconcile net income to net cash from operating activities
Provision (credit) for loan losses	(86)
Depreciation	70
Net amortization on investment securities	310
Net gain on sale of securities available for sale	(5)
Appreciation in cash value of life insurance	(8)
Net change in:
Accrued interest receivable	37
Other asssets	14
Accrued expenses and other liabilities	22
Net cash provided by operating activities	2,336

Cash flows from investing activities
Purchase of securities available for sale	(17,169)
Maturities, calls and paydowns of securities available for sale	6,343
Sale of securities available for sale	4,232
Purchase of Federal Home Loan Bank stock	(124)
Redemption of Federal Home Loan Bank stock	120
Redemption of Federal Reserve Bank stock	30
Loan originations and principal collections, net	1,395
Acquisition of premises and equipment	(45)
Net cash used in investing activities	(5,218)

Cash flows from financing activities
Net change in deposits	917
Dividends paid	(1,442)
Net cash used in financing activities	(525)

Change in cash and cash equivalents	(3,407)

Cash and cash equivalents at beginning of year	8,296

Cash and cash equivalents at end of year	$4,889

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for interest	$147

Supplemental Disclosures of Non-Cash Transactions
Net change in unrealized gain/loss on securities available for sale	$(384)

The accompanying notes are an integral part of this consolidated statement.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

The accounting and reporting policies of TwinCo, Inc. and Subsidiary conform to accounting principles generally accepted in the United States of America (“GAAP”) and to general practice within the banking industry. The following is a summary of the significant accounting and reporting policies:

Organization and Principles of Consolidation

TwinCo, Inc. (“Twinco”) is a bank holding company that owns 100% of the stock of Ruby Valley Bank (“the Bank”). Twinco and the Bank are collectively referred to as “the Company.”

The accompanying consolidated financial statements include the consolidated totals of the accounts of Twinco and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

Nature of Operations

The Company provides a full range of banking and mortgage services to individual and business customers through its two branches located in Twin Bridges and Sheridan, Montana.

The Company is subject to competition from other financial institutions for loans and deposit accounts. The Company is also subject to regulation by certain governmental agencies and undergoes periodic examinations by those regulatory agencies. Twinco’s primary regulator is the Federal Reserve, and the Bank’s primary regulators are the state of Montana Division of Banking & Financial Institutions, and the Federal Deposit Insurance Corporation. Prior to a conversion to a state banking charter in October 2016, the Bank was regulated by the Office of the Comptroller of the Currency.

Use of Estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the fair value of financial instruments. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties and assesses estimated future cash flows from borrowers’ operations and the liquidation of loan collateral. In connection with the determination of the fair value of financial instruments, management obtains valuations from a third party investment pricing and interest rate risk modeling provider.

Significant Group Concentrations of Credit Risk

Most of the Company's activities are with customers located within the Company’s areas of operations. A majority of the Company’s loans are related to agriculture - particularly ranching - including farmland and production activities. The company also has a concentration in commercial loans, including real estate and operating activities. Note 3 discusses the types of lending in which the Company engages. Note 2 discusses the types of securities in which the Company invests.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

Cash and Cash Equivalents

Cash and cash equivalents include cash, transaction accounts at other financial institutions and interest bearing balances at the Federal Reserve Bank. For the Statement of Cash Flows, net cash flows are reported for customer loan and deposit transactions.

Balances in transaction accounts at other financial institutions may at times exceed amounts covered by federal deposit insurance. Management regularly evaluates the credit risk associated with other financial institutions and believes that the Company is not exposed to any significant credit risks on cash and cash equivalents. At December 31, 2016, cash at correspondent banks in excess of FDIC insured limits is $32,000.

The Federal Reserve requires the Company to maintain certain cash reserves. At December 31, 2016, vault cash and Federal Reserve correspondent balances exceeded the reserve requirement of $444,000.

Certificates of Deposit in Banks

Certificates of deposit in banks are carried at cost and are fully covered by federal deposit insurance, and are classified separately from cash and cash equivalents as the maturities of certificates of deposit in banks exceed 90 days.

Investment Securities

Investment securities are classified as “available for sale” and are stated at estimated fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

The amortized cost of debt securities classified as available for sale is adjusted for amortization of purchase premiums and accretion of purchase discounts. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities. For mortgage-backed securities, the term of the security is the expected life of the security given estimated paydowns. For other securities, the term of the security is the earlier of final maturity or the expected call date. The Company believes amortization to the call date rather than the final maturity date is insignificant to the financial statements as a whole. Gains and losses on the sale of securities are determined using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as an impairment charge to earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which is recognized as an impairment charge to earnings, and 2) OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

Federal Home Loan Bank and Federal Reserve Bank Stock

The Company, as a member of the Federal Home Loan Bank system, is required to maintain an investment in the capital stock of the Federal Home Loan of Des Moines. No ready market exists for this stock, and it has no quoted market value and may generally only be redeemed by the Federal Home Loan Bank at par. For reporting purposes, such stock is considered restricted and is carried at cost. The Bank had a similar investment in the stock of the Federal Reserve Bank which was sold in 2016.

Loans

The Company grants real estate, agricultural, commercial and consumer loans to customers. The ability of the Company’s borrowers to honor their contracts is dependent upon the real estate and general economic conditions in the Company’s lending areas, as well as the strength of agricultural commodity markets and in particular markets related to ranching activities.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are generally reported at their outstanding unpaid principal balances adjusted for charge-offs and the allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees are generally recognized as interest income at loan inception. Under GAAP, loan origination fees and loan origination costs should generally be deferred and recognized over the life of the loan as an adjustment of yield; however, the Company believes not deferring and amortizing such fees and costs is insignificant to the financial statements as a whole.

Past due loans are any loans for which payments of interest, principal or both have not been received within the timeframes designated by the loan agreements. Loans with payments in arrears but for which borrowers have resumed making scheduled payments are considered past due until arrearages are brought current. Loans that experience insignificant payment delays or payment shortfalls generally are not considered past due. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

The accrual of interest on any loan is discontinued at the time the loan is 90 days past due unless the loan is well secured and in process of collection. Additionally, loans are placed on nonaccrual at an earlier date if collection of principal or interest is considered doubtful. When placing a loan on nonaccrual status, interest accrued to date is generally reversed and is charged against the current year's interest income. Payments received on a loan on nonaccrual status are applied against the balance of the loan. A loan is returned to accrual status when principal and interest are no longer past due and collectibility is no longer doubtful.

Troubled debt restructurings are loans for which concessions in terms have been made as a result of the borrower experiencing financial difficulty. Generally, concessions granted to customers include lower interest rates and modification of the payment stream to lower or defer payments. Interest on troubled debt restructurings is accrued under the new terms if the loans are performing and full collection of principal and interest is expected. However, interest accruals are discontinued on troubled debt restructurings that meet the Company’s nonaccrual criteria.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

Generally, loans are charged off in whole or in part after they become significantly past due unless the loan is in the process of restructuring or collection efforts are ongoing and deemed likely to be successful. Charge off amounts are determined based upon the carrying amount of loans and the amount estimated to be collectible as determined by analyses of expected future cash flows and the liquidation of loan collateral.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses, and is established through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance consists of specific and general components as follows:

The specific component relates to loans that are considered impaired, and is comprised of valuation allowances calculated on a loan-by-loan basis. Impaired loans are all specifically identified loans for which it is probable that the Company will not collect all amounts due according to the contractual terms of the loan agreement. Factors considered by management in determining whether a loan is impaired include payment status, collateral value, the borrower’s financial condition and overall loan quality as determined by an internal loan grading system. Included in impaired loans are all nonaccrual loans and all accruing troubled debt restructurings. Loans that experience insignificant payment delays or payment shortfalls generally are not considered impaired. For impaired loans for which repayment is expected solely from the collateral, impairment is measured based on the fair value of the collateral. For other impaired loans, impairment may be measured based on the fair value of the collateral or on the present value of expected future cash flows discounted at the loan’s original effective interest rate. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance.

The general component relates to non-impaired loans, and is based on historical loss experience adjusted for the effects of qualitative factors that are likely to cause estimated credit losses as of the evaluation date to differ from the portfolio’s historical loss experience. Qualitative factors include the following: economic conditions; industry conditions; changes in lending policies and procedures; trends in the volume and terms of loans; the experience, ability and depth of lending staff; levels and trends in delinquencies and impaired loans; levels and trends in charge-off and recovery activity; levels and trends of loan quality as determined by an internal loan grading system; portfolio concentrations.

Although the allowance contains a specific component, the entire allowance is available for any loan that, in management’s judgment, should be charged off.

On a quarterly basis, management estimates the allowance balance required using the criteria identified above in relation to the relevant risks for each of the Company’s major loan segments. Significant overall risk factors for both the Company’s commercial and consumer portfolios include the strength of the real estate market and general economic activity in the Company’s market areas, and for agricultural loans includes the strength of farmland prices and commodity prices, particularly those related to ranching activities.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

The quality of the Company's loan portfolio is assessed as a function of the levels of past due loans and impaired loans, and internal credit quality ratings which are updated quarterly by management. The ratings on the Company’s internal credit scale are an important part of the Company's overall credit risk management process and are considered in the determination of the allowance for loan losses, and are grouped as follows:

Pass - Loans with minimal to average identified credit risk. These loans have borrowers considered creditworthy who have the ability to repay the debt in the normal course of business. Borrowers have a sound primary and secondary repayment source, with sufficient cash generation to meet ongoing debt service requirements. Loans are typically fully secured with marketable, margined collateral.

Special mention - Loans with potential credit weaknesses which deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of repayment prospects or the Company’s credit position at some future date. These loans exhibit characteristics such as declining or stressed financial condition of the borrower, and declining or narrow collateral coverage.

Substandard – Loans inadequately protected by the current financial condition and paying capacity of the borrower or the collateral pledged, if any. These loans have a well-defined weakness or weaknesses that jeopardize the repayment of the debt. These loans are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. In some instances, though not all, the weakness or weaknesses in these loans will necessitate nonaccrual treatment.

Doubtful – Loans in this category have all the weaknesses inherent in those classified as Substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. The probability of loss is extremely high, but because of certain important and reasonably specific factors that may work to the advantage and strengthening of the loans, classification as a loss is deferred until more exact status may be determined.

Loss – Loans considered loss are considered uncollectable and of such little value that their continuance as a bankable asset, even with a valuation allowance, is not warranted. This does not mean the loans have no recovery or salvage value, but rather it is not practical or desirable to defer a charge-off even though a partial recovery may be effected in the future. Loans classified as a loss are charged-off in the period they are deemed uncollectible.

Determination of the allowance is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination.

Premises and Equipment

Land is carried at cost. Buildings and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets - generally 20 to 40 years for buildings and improvements, and 5 to 10 years for furniture and equipment. Maintenance and repairs, which do not extend the useful lives of premises and equipment, are charged to expense as incurred.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

Cash Surrender Value of Life Insurance

The Company has purchased single premium life insurance policies on certain key officers, and is the sole owner and beneficiary of the policies. The policies are carried at the cash amount that would be received if they were to be surrendered, and changes in the cash surrender value are recorded as income or expense in the year of change.

Goodwill

Goodwill resulted from TwinCo’s original acquisition of the Bank in prior years, and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. Goodwill is assessed at least annually for impairment, and any impairment losses are recognized in earnings in the period identified.

Income Taxes

The Company has elected taxation under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company neither pays federal corporate income taxes on its taxable income nor is allowed a net operating loss carryover or carryback as a deduction. Instead, the stockholders of the Company include their respective share of the consolidated taxable income or loss in their individual income tax returns. Accordingly, no income taxes are reflected in the consolidated financial statements. The Company is no longer subject to examination by federal tax authorities for years before 2013.

Treasury Stock

Shares of stock repurchased by the Company are classified as Treasury Stock and carried at the repurchase cost.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income/loss. The only component of other comprehensive income/loss consists of net unrealized holding gains and losses on available for sale securities, with no related tax effects.

Earnings Per Share

Earnings per share is computed by dividing net income by the weighted average number of shares outstanding. The Company has no dilutive instruments and accordingly reports only basic earnings per share.

Off- Balance Sheet Financial Instruments

In the ordinary course of business, the Company enters into off-balance-sheet financial instruments consisting of commitments to extend credit, unused lines of credit, standby letters of credit and undisbursed loans in process. These financial instruments are recorded in the financial statements when they are funded.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

The Company is exposed to credit risk on its off-balance sheet financial instruments. In conjunction with the determination of the allowance for loan losses, and using the same criteria, the Company estimates an allowance for probable incurred credit losses on off-balance sheet credit exposures. Provisions for the allowance are recorded as a component of other noninterest expense, and the allowance is carried as a component of other liabilities.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been relinquished and, for loan participations sold, incoming cash flows on the base loan are allocated to all participants on a pro-rata basis. Control over transferred assets is deemed to be relinquished when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, excluding transaction costs. When measuring fair value, entities should maximize the use of observable inputs and minimize the use of unobservable inputs. The following describes the three levels of inputs that may be used to measure fair value:

■	Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

■

Level 2 Inputs— Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

■	Level 3 Inputs—Unobservable inputs that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

Significant Applicable Accounting Standards Updates Not Yet Effective

The Financial Accounting Standards Board recently issued Accounting Standards Update 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. Under the new standard, certain equity investments are required to be carried at fair value, with changes in fair value recognized in net income. This applies to equity investments with readily determinable fair values that are not consolidated or carried on the equity method. Debt securities classified as available-for-sale will continue to be carried at fair value with changes in fair value recorded through other comprehensive income. The standard is effective for the Company beginning January 1, 2019, and is not expected to have a significant impact to the financial statements.

The Financial Accounting Standards Board recently issued Accounting Standards Update 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. Under the new standard, the Company will be required to convert from the existing incurred-loss model for determining the allowance for loan losses to an expected-loss model. An expected-loss model will determine the allowance for loan losses balance based upon credit losses expected to be incurred over the life of the loan portfolio, and will consider not only current credit conditions but also reasonably supportable expectations as to future credit conditions. The standard will also require securities held to maturity to be evaluated for impairment under an expected-loss model. The standard is effective for the Company beginning January 1, 2021. The Company has not yet completed an evaluation of the impact on its financial statements and its accounting and reporting practices.

The Financial Accounting Standards Board recently issued Accounting Standards Update 2017-08, Receivables – Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization of Purchased Callable Debt Securities. Under the new standard, the Company will be required to amortize investment purchase premiums on callable securities to the earliest call date. Purchase discounts will continue to be accreted to final maturity. The standard is effective for the Company beginning January 1, 2020, and is not expected to have a significant impact to the financial statements.

Subsequent Events

Management evaluates events occurring subsequent to the balance sheet date, through the date the financial statements are eligible to be issued, to determine whether the events require recognition or disclosure in the financial statements. With respect to the December 31, 2016 financial statements, Management has considered subsequent events through September 26, 2017.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

NOTE 2 - INVESTMENT SECURITIES

The amortized cost and fair value of investment securities, with gross unrealized gains and losses, follows:

	December 31, 2016
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

	(in thousands)
Debt securities available for sale

U.S. Government agency	$624	$8	$-	$632
U.S. agency mortgage-backed	31,219	4	(564)	30,659
State and municipal	3,277	42	(42)	3,277

	$35,120	$54	$(606)	$34,568

The Company purchases only high-grade investment securities. U.S. Government Agency securities are comprised entirely of bonds issued by the Federal Home Loan Bank. U.S. agency mortgage-backed securities are comprised entirely of bonds issued by the Federal Home Loan Mortgage Corporation and Fannie Mae. State and municipal securities are comprised of bonds issued by various states and municipalities, and are all rated “AA” or better by a nationally recognized statistical rating organization.

The amortized cost and fair value of debt securities available for sale at December 31, 2016, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because obligors may have the right to call or prepay obligations with call or prepayment penalties. Mortgage-backed securities are not broken out by maturity period as repayment of the securities occurs on monthly basis based on the repayment of the mortgage loans underlying the securities:

	Amortized Cost	Fair Value

	(in thousands)

Due in one year or less	$476	$482
Due after one through five years	298	303
Due after five years through ten years	304	298
Due after ten years	2,823	2,826
	3,901	3,909

Mortgage-backed	31,219	30,659

	$35,120	$34,568

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

Information pertaining to securities available-for-sale, with gross unrealized losses aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	December 31, 2016
	Less than 12 months		Over 12 months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value

	(in thousands)

U.S. agency mortgage-backed	$(564)	$29,011	$-	$-
State and municipal	(42)	1,489	-	-

	$(606)	$30,500	$-	$-

At December 31, 2016, there are 36 mortgage-backed securities with unrealized losses ranging from 0.1% to 3.6% of the securities’ amortized cost basis, and five state and municipal securities with unrealized losses ranging from 0.6% to 4.4% of the securities’ amortized cost basis. Unrealized losses are due to differences in market yields as compared to yields available at the time securities were purchased, and management has performed analyses of investment credit quality and cash flows and does not believe that any securities are impaired due to reasons of credit quality. The Company has the ability and intent to hold investment securities for a period of time sufficient for a recovery of cost, and fair value is expected to recover as bonds approach maturity. Accordingly, as of December 31, 2016, management believes the impairments detailed in the table above are temporary.

The Company realized $13,000 in gains and $8,000 in losses on sales and early redemptions of investment securities in 2016.

Investment securities with a fair value of $1,660,000 at December 31, 2016 were pledged as collateral on public deposits and for other purposes as required or permitted by law.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

NOTE 3 – LOANS AND ALLOWANCE FOR LOAN LOSSES

Major classifications of loans are as follows at December 31, 2016 (in thousands):

Agricultural loans
Farmland	$15,594
Production and other	11,671
27,265
Commercial loans
Real estate	9,530
Operating and other	8,394
17,924
Other real estate loans
Construction, land and land development	1,236
Residential 1-4 family	4,040
Multifamily	587
5,863

Consumer and other loans	1,750

Total loans	52,802

Less allowance for loan losses	(1,420)

$51,382

At December 31, 2016, agricultural loans include $4,110,000 of loans guaranteed by the United States Department of Agriculture’s Farm Service Agency, with a guaranty amount of $3,699,000, and commercial loans include $1,220,000 of loans guaranteed by the United States Small Business Administration, with a guaranty amount of $1,098,000.

In the ordinary course of business, the Company may grant loans to its executive officers, significant shareholders, directors, and parties affiliated with those persons (collectively, “related parties”). However, the Company had no loans to related parties at any time in 2016.

At December 31, 2016, loans totaling $17,394,000 are pledged to secure credit facilities with the Federal Home Loan Bank of Des Moines.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

Transactions in the allowance for loan losses are as follows:

	Agricultural	Commercial	Other Real Estate Loans	Consumer and Other	Total

	(in thousands)

Balance at December 31, 2015	$753	$523	$130	$69	$1,475

Provision for loan losses	(46)	(26)	(11)	(3)	(86)

(Charge-offs)	-	(59)	-	(13)	(72)
Recoveries	43	4	54	2	103
Net (charge-offs) recoveries	43	(55)	54	(11)	31

Balance at December 31, 2016	$750	$442	$173	$55	$1,420

Components of the allowance for loan losses, and the related carrying amount of loans for which the allowance is determined, are as follows:

	December 31, 2016
	Agricultural	Commercial	Other Real Estate Loans	Consumer and Other	Total

	(in thousands)
Allocation of Allowance to:
Impaired loans - evaluated individually	$-	$17	$-	$-	$17
Impaired loans - evaluated collectively	-	-	-	-	-
Total impaired loans	-	17	-	-	17

Unimpaired loans - evaluated collectively	750	425	173	55	1,403

	$750	$442	$173	$55	$1,420

Recorded Investment In:
Impaired loans - evaluated individually	$636	$2,223	$673	$2	$3,534
Impaired loans - evaluated collectively	-	-	-	-	-
Total impaired loans	636	2,223	673	2	3,534

Unimpaired loans - evaluated collectively	26,629	15,701	5,190	1,748	49,268

	$27,265	$17,924	$5,863	$1,750	$52,802

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

Information relative to impaired loans is as follows:

	December 31, 2016					Year Ended December 31, 2016
	Recorded Investment in Impaired Loans With No Valuation Allowance	Recorded Investment in Impaired Loans With A Valuation Allowance	Total Impaired Loans	Valuation Allowance on Impaired Loans	Commitments to Extend Credit on Impaired Loans	Average Impaired Loans
	(in thousands)

Agricultural loans
Farmland	$636	$-	$636	$-	$-	$1,271
Production and other	-	-	-	-	-	-

Commercial loans
Real estate	888	649	1,537	17	-	1,484
Operating and other	686	-	686	-	-	706

Other real estate loans
Construction, land and land development	-	-	-	-	-	-
Residential 1-4 family	673	-	673	-	-	697
Multifamily	-	-	-	-	-	-

Consumer and other loans	2	-	2	-	-	4
	$2,885	$649	$3,534	$17	$-	$4,162

Interest income recognized on impaired loans is $185,000 for the year ended December 31, 2016. The difference between the recorded investment in impaired loans and the unpaid contractual principal balance of those loans is immaterial at December 31, 2016.

At December 31, 2016, there are no loans in the process of foreclosure.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

Information related to troubled debt restructurings, all of which are included in impaired loans, is as follows:

	December 31, 2016
	Nonaccrual Troubled Debt Restructurings	Accruing Troubled Debt Restructurings	Total Troubled Debt Restructurings	Valuation Allowance on Troubled Debt Restructurings	Commitments to Extend Credit on Troubled Debt Restructurings

	(in thousands)

Agricultural loans
Farmland	$-	$-	$-	$-	$-
Production and other	-	-	-	-	-

Commercial loans
Real estate	170	1,166	1,336	17	-
Operating and other	-	53	53	-	-

Other real estate loans
Construction, land and land development	-	-	-	-	-
Residential 1-4 family	-	641	641	-	-
Multifamily	-	-	-	-	-

Consumer and other loans	-	-	-	-	-
	$170	$1,860	$2,030	$17	$-

There were no loans modified as a troubled debt restructuring that defaulted in 2016 where the default occurred within 12 months of the restructuring. For the purpose of this disclosure, a default is considered a payment delinquency of 90 days or greater, or foreclosure and repossession of the applicable collateral.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

The following summarizes the performance status of loans:

	December 31, 2016
	Performance Status
	Nonaccrual	Past Due Greater Than 90 Days and Accruing	Total Nonperforming Loans	Performing Troubled Debt Restructurings	Performing Non- Restructured	Total loans
	(in thousands)

Agricultural loans
Farmland	$-	$-	$-	$-	$15,594	$15,594
Production and other	-	-	-	-	11,671	11,671

Commercial loans
Real estate	170	-	170	1,166	8,194	9,530
Operating and other	633	-	633	53	7,708	8,394

Other real estate loans
Construction, land and land development	-	-	-	-	1,236	1,236
Residential 1-4 family	32	-	32	641	3,367	4,040
Multifamily	-	-	-	-	587	587

Consumer and other loans	2	-	2	-	1,748	1,750
	$837	$-	$837	$1,860	$50,105	$52,802

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

The following summarizes the delinquency status of loans:

	December 31, 2016
	Past Due Status
	30-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total loans	Past Due Greater Than 90 Days and Accruing
	(in thousands)

Agricultural loans
Farmland	$-	$-	$-	$15,594	$15,594	$-
Production and other	-	-	-	11,671	11,671	-

Commercial loans
Real estate	69	170	239	9,291	9,530	-
Operating and other	2	603	605	7,789	8,394	-

Other real estate loans
Construction, land and land development	-	-	-	1,236	1,236	-
Residential 1-4 family	5	32	37	4,003	4,040	-
Multifamily	-	-	-	587	587	-

Consumer and other loans	13	-	13	1,737	1,750	-
	$89	$805	$894	$51,908	$52,802	$-

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

The following summarizes loans by credit rating:

	December 31, 2016
	Credit Rating
	Pass	Special Mention	Substandard	Doubtful	Total loans
	(in thousands)

Agricultural loans
Farmland	$14,528	$-	$1,066	$-	$15,594
Production and other	11,325	-	346	-	11,671

Commercial loans
Real estate	8,510	-	1,020	-	9,530
Operating and other	7,679	-	715	-	8,394

Other real estate loans
Construction, land and land development	1,236	-	-	-	1,236
Residential 1-4 family	3,367	-	673	-	4,040
Multifamily	587	-	-	-	587

Consumer and other loans	1,748	-	2	-	1,750

	$48,980	$-	$3,822	$-	$52,802

NOTE 4 - PREMISES AND EQUIPMENT

Premises and equipment are as follows at December 31, 2016 (in thousands):

Land	$270
Buildings and improvements	1,882
Furniture and equipment	647
2,799

Less accumulated depreciation	(1,628)

$1,171

Depreciation expense for 2016 was $70,000.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

NOTE 5 - DEPOSITS

Information on deposits and related interest expense is as follows:

	As-of and for the Year Ended December 31, 2016
	Balance, end of Year	Interest Expense, for the Year	Weighted Average Rate, For the Year
	(dollars in thousands)

Noninterest-bearing	$20,162	$-	0.00%
Interest-bearing checking and NOW accounts	10,611	8	0.09%
Money market accounts	15,211	42	0.29%
Savings accounts	14,202	14	0.10%
Time certificates of deposit	19,470	81	0.40%

	$79,656	$145	0.18%

At December 31, 2016, there is $19,541,000 in accounts with a balance exceeding $250,000, including $3,688,000 in time certificates of deposit. Time certificates of deposit also include $1,175,000 in reciprocal brokered certificates through the Certificate of Deposit Account Registry Service (CDARS).

Scheduled maturities of time deposits at December 31, 2016 are as follows (in thousands):

Maturity

2017	$16,831
2018	2,315
2019	324

$19,470

At December 31, 2016, the Company had $6,789,000 in deposits from its executive officers, significant shareholders, directors, and parties affiliated with those persons.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

NOTE 6 –BORROWED FUNDS

Federal Home Loan Bank

The Company is eligible to borrow from the Federal Home Loan Bank of Des Moines on both a short term and long term basis. The amount of credit available is based on discounted amounts of any loans and investment securities pledged as collateral, subject to a maximum amount based on the Company’s asset size. Any outstanding borrowings are also secured by the Company’s Federal Home Loan Bank stock. At December 31, 2016, no borrowings are outstanding and the Company is eligible to borrow up to $11,778,000.

Federal Funds

The Company has unsecured federal funds lines at various correspondent banks with a maximum credit limit of $4,300,000 at December 31, 2016. No amounts were outstanding under these lines at December 31, 2016. The federal funds lines are uncommitted, and funding requests made by the Company are subject to the lending institution’s approval and funding availability at the time of request.

NOTE 7 – SHAREHOLDER EQUITY

Various restrictions limit the extent to which dividends may be paid by the Bank to Twinco. Generally, regulatory approval is required for the Bank to pay dividends in any calendar year that exceed the Bank’s net profit for that year combined with its retained profits for the preceding two years. In addition, dividends paid by the Bank would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum capital requirements.

During 2016, the Bank paid $1,500,000 in dividends to Twinco.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

NOTE 8 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no breach of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, by the Company upon extension of credit is based on management's credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment and real estate.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The following financial instruments were outstanding at December 31, 2016 whose contract amounts represent risk (in thousands):

Commitments to extend credit	$10,061
Standby letters of credit	285

$10,346

The Company has established an allowance for losses on unfunded credit commitments as losses are estimated to have occurred. During 2016, there was no provision for losses on unfunded credit commitments. At December 31, 2016, the balance of the allowance for losses on unfunded credit commitments was $60,000 and is carried as a component of accrued expenses and other liabilities.

NOTE 9 - EMPLOYEE BENEFIT PLAN

The Company has a 401(k) Plan (“the Plan”) in which substantially all employees may participate. The Plan allows employees to make salary deferrals and allows the Company to make safe harbor contributions (equal to 3% of each participant’s eligible compensation), additional matching contributions (up to an additional 2% of each participant’s eligible compensation, for a total of 5% including the safe harbor amount), and discretionary profit sharing contributions. Employees are immediately 100% vested in the Company’s safe harbor contributions, while matching and profit sharing contributions vest over a five-year period. Expense attributable to the plan totaled $78,000 in 2016.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

NOTE 10 - REGULATORY MATTERS

Banks and bank holding companies are subject to various regulatory capital requirements administered by state and federal banking agencies. Capital adequacy guidelines, and additionally for banks prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weighting and other factors.

The Basel III Capital Rules became effective for the Bank on January 1, 2015, subject to a phase-in for certain provisions. Quantitative measures established by the Basel III Capital Rules to ensure capital adequacy require the maintenance of minimum amounts and ratios (set forth in the table below) of common equity tier 1 capital, tier 1 capital and total capital (as defined in the regulations) to risk-weighted assets (as defined), and of tier 1 capital to quarterly average assets (as defined).

At December 31, 2016, the Bank’s regulatory capital is comprised of the following: 1) Common equity tier 1 capital – consisting of common stock, related paid-in-capital and retained earnings; 2) Additional tier 1 capital – there are no components of tier 1 capital beyond common equity tier 1 capital; 3) Tier 2 capital - consisting of a permissible portion of the allowance for loan losses; and 4) total capital - the aggregate of all tier 1 and tier 2 capital. In connection with the adoption of the Basel III Capital Rules, the Bank elected to opt-out of the requirement to include most components of accumulated other comprehensive income/loss in common equity tier 1 capital.

When fully phased in on January 1, 2019, the Basel III capital rules will require the Bank to maintain a minimum ratio of common equity tier 1 capital to risk-weighted assets of at least 4.5%, plus a 2.5% “capital conservation buffer” (which is added to the 4.5% common equity tier 1 capital ratio as the buffer is phased in, effectively resulting in a minimum ratio of common equity tier 1 capital to risk-weighted assets of 7.0% upon full phase in). The Bank will also be required to maintain a tier 1 capital to risk-weighted assets ratio of 6.0% (8.5% including the capital conservation buffer), a total capital to risk-weighted assets ratio of 8.0% (10.5% including the capital conservation buffer), and a tier 1 capital to quarterly average assets ratio of 4.0%.

The aforementioned capital conservation buffer phases in at 0.625% annually over a four-year period beginning January 1, 2016, and is designed to absorb losses during periods of economic stress. Banking institutions with capital ratios above the base minimums but below the effective minimums (which include the buffer) will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

The following table presents actual and required capital ratios as of December 31, 2016 for the Bank under the Basel III Capital Rules. The minimum required capital amounts presented include the minimum required capital levels as of December 31, 2016 based on the phase-in provisions of the Basel III Capital Rules and the minimum required capital levels as of January 1, 2019 when the Basel III Capital rules have been fully phased-in, and include the capital conservation buffer. Capital levels required to be considered well capitalized are based on prompt corrective action regulations, as amended to reflect changes under the Basel III Capital Rules.

	Actual		Minimum required for capital adequacy purposes - Basel III phase-in schedule		Minimum required for capital adequacy purposes - Basel III fully phased-in		Required to be considered well capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(dollars in thousands)

As of December 31, 2016

Total capital (to risk weighted assets)	$14,802	24.10%	$5,297	8.625%	$6,448	10.5%	$6,141	10.0%
Tier 1 capital (to risk weighted assets)	14,022	22.83%	4,069	6.625%	5,220	8.5%	4,913	8.0%
Common equity tier 1 capital (to risk weighted assets)	14,022	22.83%	3,147	5.125%	4,299	7.0%	3,992	6.5%
Tier 1 capital (to average assets)	14,022	14.90%	3,765	4.000%	3,765	4.0%	4,706	5.0%

Regulatory authorities can initiate certain mandatory actions if the Bank fails to meet the minimum capital requirements, which could have a direct and material effect on the Company’s financial statements. Management believes, as of December 31, 2016, that the Bank meets all capital adequacy requirements to which it is subject and that the Bank exceeds the minimum levels necessary to be considered “well capitalized.”

Note 11 - Fair Value MEASUREMENTS AND DISCLOSURES

The following is a description of the Company’s valuation methodologies for assets and liabilities recorded at fair value:

Securities Available for Sale –Debt securities are reported at fair value based upon measurements obtained from an independent pricing service. The fair value measurements for debt securities are determined by quoted market prices, if available (Level 1), or consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, market consensus prepayment speeds, credit information and the bonds’ terms and conditions, among other things (Level 2).

Impaired Loans - The Company does not record loans at fair value on a recurring basis. However, from time to time, valuation allowances are recorded on these loans to reflect (1) the current appraised or market-quoted value of the underlying collateral, or (2) the discounted value of expected cash flows. In some cases, the properties for which market quotes or appraised values have been obtained are located in areas where comparable sales data is limited, outdated, or unavailable. Fair value estimates for impaired loans measured for impairment based upon the value of the collateral are obtained from independent appraisers or other third-party consultants, and for other impaired loans are based on discounted cash flow analyses (Level 3).

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

The following table provides the hierarchy and fair value for each major category of assets and liabilities recorded at fair value on a recurring basis as of December 31, 2016:

	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Carrying amount

	(in thousands)

Securities Available for Sale

U.S. Government agency	$-	$632	$-	$632
U.S. agency mortgage-backed	-	30,659	-	30,659
State and municipal	-	3,277	-	3,277

	$-	$34,568	$-	$34,568

During 2016 there were no changes or amounts in Level 3 assets or liabilities recorded at fair value on a recurring basis.

The following table provides the hierarchy and fair value for each major category of assets and liabilities recorded at fair value on a non-recurring basis as of December 31, 2016:

	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Carrying amount

	(in thousands)

Impaired loans	$-	$-	$3,517	$3,517

At December 31, 2016, impaired loans with a valuation allowance have a gross recorded investment of $649,000 and a related valuation allowance of $17,000, and impaired loans with a gross recorded investment of $2,885,000 have no valuation allowance.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

The following presents the estimated fair value and carrying amount of the Company’s financial instruments as of December 31, 2016:

	Quoted prices in active markets for identical assets (Level 1)	Other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total Fair Value	Carrying amount

	(in thousands)
Financial Assets

Cash and cash equivalents	$4,889	$-	$-	$4,889	$4,889
Certificates of deposit in banks	-	250	-	250	250
Investment securities available for sale	-	34,568	-	34,568	34,568
Nonmarketable equity securities	111	-	-	111	111
Loans, net of allowance for loan losses	-	-	53,710	53,710	51,382
Accrued interest receivable	688	-	-	688	688
Cash surrender value of life insurance	175	-	-	175	175

Financial Assets

Noninterest-bearing deposits	20,162	-	-	20,162	20,162
Interest-bearing deposits (non-maturity)	40,024	-	-	40,024	40,024
Interest-bearing deposits (time deposits)	-	-	19,492	19,492	19,470
Accrued interest payable	13	-	-	13	13

The following summary presents the methodologies and assumptions used to estimate the fair value of the Company’s financial instruments. The Company operates as a going concern and, except for investment securities available for sale, no active market exists for its financial instruments. Much of the information used to determine the fair value is highly subjective and judgmental in nature and, therefore, the results may not be precise. The subjective factors include, among other things, estimates of cash flows, risk characteristics, credit quality and interest rates, all of which are subject to change. Since the fair value is estimated as of the balance sheet date, the amounts that will actually be realized or paid upon settlement or maturity of the various financial instruments could be significantly different.

Cash and Cash Equivalents, Accrued Interest Receivable and Accrued Interest Payable

Fair value approximates the carrying amount as these are assets held for the short term, or liabilities payable in the short term, which would be realized or paid at their carrying amount.

Certificates of Deposit in Banks

Fair value approximates fair value based on the short term nature and minimal balance of these instruments.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

Investment Securities Available For Sale

Fair value is provided by a third-party investment accounting provider and considers observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, market consensus prepayment speeds, credit information and the bonds’ terms and conditions, among other things.

Nonmarketable Equity Securities

Fair value approximates carrying amount based on the securities’ redemption provisions.

Loans, Net

For fixed rate loans, fair value is estimated by discounting contractual future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining securities. For variable rate loans, fair value is estimated to be carrying amount due to the re-pricing provisions. Loans are presented net of the allowance for loan losses.

Cash Surrender Value of Life Insurance

Fair value approximates carrying amount based as the policies are carried at their redemption value.

Deposits

Fair value for noninterest-bearing accounts and interest-bearing accounts with no stated maturity approximates carrying amount as these deposits are payable on demand and can be re-priced at any time. Fair value of interest-bearing time deposits is estimated by discounting future contractual cash flows using interest rates currently offered for time deposits of similar remaining maturities.

Off-Balance-Sheet Instruments

Fair value for off-balance-sheet instruments such as unfunded loan commitments and letters of credit is not estimated because of the difficulty in assessing the likelihood and timing of advances, and management believes that it is not feasible or practical to fairly and accurately disclose a fair value for these instruments.

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

NOTE 12– PARENT COMPANY FINANCIAL INFORMATION

Following is financial information on Twinco, presented on a parent company only basis:

TwinCo, Inc.
Balance Sheet - Parent Company Only Basis
December 31, 2016
(dollars in thousands, except per share amounts)

Assets
Cash in Ruby Valley Bank	$73

Investment in wholly owned subsidiary - Ruby Valley Bank
Equity in net assets of subsidiary	13,471
Goodwill	422
Total investment in subsidiary	13,893

Total assets	$13,966

Stockholders' equity
Common stock - $1.00 par value; 100,000 shares authorized; 76,000 shares issued; 40,055 shares outstanding	$76
Additional paid-in capital	1,560
Treasury stock - 35,945 shares at cost	(1,197)
Retained earnings	14,079
Accumulated other comprehensive loss	(552)

Total stockholders' equity	$13,966

TwinCo, Inc.
Statement of Income - Parent Company Only Basis
Year Ended December 31, 2016
(dollars in thousands)

Dividends from subsidiary	$1,500
Legal and accounting fees	(35)
Income before equity in undistributed earnings of subsidiary	1,465

Equity in undistributed earnings of subsidiary	517

Net income	$1,982

TwinCo, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

TwinCo, Inc.
Statement of Cash Flows - Parent Company Only Basis
Year Ended December 31, 2016
(dollars in thousands)

Cash flows from operating activities
Net income	$1,982
Adjustments to reconcile net income to net cash from operating activities:
Undistributed earnings of subsidiary	(517)
Net cash provided by operating activities	1,465

Cash flows from financing activities
Cash dividends paid	(1,442)
Net cash used by financing activities	(1,442)

Net change in cash	23

Cash at beginning of year	50

Cash at end of year	$73

NOTE 13– SUBSEQUENT EVENT

In September 2017, the Company entered into a definitive agreement to be acquired by, and merged with and into, Eagle Bancorp Montana, Inc. through the shareholders’ exchange of all the Company’s common stock for cash and stock of Eagle (NASDAQ: EBMT). The transaction is subject to regulatory approval, shareholder approval and customary closing conditions, and is expected to close in the first quarter of 2018.

SUPPLEMENTAL CONSOLIDATING SCHEDULES

TwinCo, Inc. and Subsidiary

SUPPLEMENTAL CONSOLIDATING STATEMENT OF FINANCIAL CONDITION

December 31, 2016

	Ruby Valley Bank	TwinCo, Inc.	Consolidating Entries	Consolidated

	(dollars in thousands)

ASSETS

Cash and due from banks	$1,246	$73	$(73)	$1,246
Interest-bearing deposits in banks	3,643	-	-	3,643
Total cash and cash equivalents	4,889	73	(73)	4,889

Certificates of deposit in banks	250	-	-	250
Investment securities available for sale	34,568	-	-	34,568
Federal Home Loan Bank stock	111	-	-	111
Loans, net of allowance for loan losses of $1,420	51,382	-	-	51,382
Accrued interest receivable	688	-	-	688
Premises and equipment, net	1,171	-	-	1,171
Cash surrender value of life insurance	175	-	-	175
Goodwill	-	422	-	422
Other assets	73	-	-	73
Investment in Ruby Valley Bank	-	13,471	(13,471)	-

	$93,307	$13,966	$(13,544)	$93,729

LIABILITIES
Deposits
Noninterest-bearing	$20,235	$-	$(73)	$20,162
Interest-bearing	59,494	-	-	59,494
Total deposits	79,729	-	(73)	79,656

Accrued expenses and other liabilities	107	-	-	107
Total liabilities	79,836	-	(73)	79,763

STOCKHOLDERS' EQUITY

Common stock	500	76	(500)	76
Additional paid-in capital	500	1,560	(500)	1,560
Treasury stock	-	(1,197)	-	(1,197)
Retained earnings	13,023	14,079	(13,023)	14,079
Accumulated other comprehensive loss	(552)	(552)	552	(552)
Total stockholders' equity	13,471	13,966	(13,471)	13,966

	$93,307	$13,966	$(13,544)	$93,729

TwinCo, Inc. and Subsidiary

SUPPLEMENTAL CONSOLIDATING STATEMENT OF INCOME
Year Ended December 31, 2016

	Ruby Valley Bank	TwinCo, Inc.	Consolidating Entries	Consolidated

	(dollars in thousands)

Interest and dividend income
Loans, including fees	$3,631	$-	$-	$3,631
Investment securities available for sale	627	-	-	627
Federal Home Loan and Federal Reserve stock dividends	3	-	-	3
Interest-bearing deposits in banks	22	-	-	22
Total interest and dividend income	4,283	-	-	4,283

Interest expense
Deposits	145	-	-	145
Borrowed funds	4	-	-	4
Total interest expense	149	-	-	149

Net interest income	4,134	-	-	4,134

Provision (credit) for loan losses	(86)	-	-	(86)

Net interest income after provision for loan losses	4,220	-	-	4,220

Noninterest income
Service charges on deposit accounts	108	-	-	108
Interchange and ATM fees	132	-	-	132
Appreciation in cash value of life insurance	8	-	-	8
Net gain on sale of securities available for sale	5	-	-	5
Other noninterest income	42	-	-	42
	295	-	-	295

Noninterest expense
Salaries and employee benefits	1,362	-	-	1,362
Occupancy and equipment	196	-	-	196
Data processing and software	214	-	-	214
Advertising and marketing	206	-	-	206
Federal insurance premiums	73	-	-	73
Postage	27	-	-	27
Legal, accounting and examination fees	108	35	-	143
Other noninterest expense	312	-	-	312
	2,498	35	-	2,533

Income (loss) before equity in income of subsidiary	2,017	(35)	-	1,982

Equity in income of subsidiary	-	2,017	(2,017)	-

Net income	$2,017	$1,982	$(2,017)	$1,982